EXHIBIT 21.1

SUBSIDARY NAME                            STATE OF INCORPORATION    ASSUMED NAME

AAA Homes, L.L.C.                            Louisiana                N/A
Cooper's Mobile Homes, Inc.                  Washington               N/A
Concept Homes, Inc.                          Washington               N/A
Contemporary Home Center                     Washington               N/A
Cooper Homes, Inc.                           Washington               N/A
CSF&T, Inc.                                  Mississippi              N/A
D&S, Inc.                                    Alabama                  N/A
First American Homes, Inc.                   Alabama                  N/A
Hall's Mobile Homes, Inc.                    Florida                  N/A
Fordham Insurance Agency, Inc.               Mississippi              N/A
Home Folks Housing Center, Inc.              Kentucky                 N/A
HomeUSA, Inc.                                Delaware                 N/A
HomeUSA Management Co., L.P.                 Delaware                 N/A
HUSA GP, Inc.                                Delaware                 N/A
HUSA LP, Inc.                                Delaware                 N/A
McDonald Homes, Inc.                         Oklahoma                 N/A
Mobile World, Inc.                           Texas                    N/A
Pac West Mgmt., Inc.                         Washington               N/A
Patrick Home Center, Inc.                    Mississippi              N/A
Shaffer & Webb Insurance Agency, Inc.        Tennesee                 N/A
Showcase of Homes, Inc.                      Texas                    N/A
Universal Housing, Inc.                      Tennesee                 N/A
WillMax Homes of Colorado, L.L.C.            Colorado                 N/A